Exhibit 3.2
                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          ATCHISON CASTING CORPORATION

                             (a Kansas corporation)

                              AS OF MAY 17, 2000


                                    ARTICLE I
                                     OFFICES


      Section  1.  Registered   Office.  The  registered  office  of  Atchison
Casting Corporation (the "Corporation") shall be in the City of Atchison, County of Atchison, State of Kansas.

      Section 2. Other Offices. The Corporation may also have such other offices both within and without the State of Kansas as the Board of Directors from time to time may designate.

                                   ARTICLE II
                                  STOCKHOLDERS

      Section 1. Annual Meeting. The annual meeting of the stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Kansas, and at such time and date as the Board of Directors, by resolution shall determine and set forth in the notice of the meeting. If the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the Corporation's principal office on the third Friday in November in each year, or if that day is a legal holiday in the place where the meeting is to be held, then on the next succeeding business day.

      Section 2. Special Meetings. Special meetings of the stockholders may be called by the President or by the Board of Directors and shall be called by the President at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 3. Place of Meetings. Meetings of the stockholders shall be held at such time and place, either within or without the State of Kansas, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 4. Notice of Meetings. Written notice of every meeting of the stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

      Section 5. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in


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person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      Section 6. Voting. Except as otherwise required by law or by the Articles of Incorporation, any matter brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      Section 7. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting, (2) rules and procedures for maintaining order at the meeting and the safety of those present, (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman shall permit, (4) restrictions on entry to the meeting after the time fixed for the commencement thereof and (5) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of the stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

      Section 8. Advance Notification of Business to be Transacted at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section.

      In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

      To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than one

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hundred twenty (120) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

      To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      No business shall be conducted at the annual meeting of stockholders, except business brought before the annual meeting in accordance with the procedures set forth in this Section 8; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

      For purposes of these By-Laws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones, Associated Press, Reuters or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE III
                                    DIRECTORS

      Section 1. General Powers. Except as otherwise provided by law or by the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

      Section 2. Number and Election. The Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III, which shall be as nearly equal in number as possible, as determined by the Board of Directors. The term of office of the various classes of directors shall be as set forth in the Articles of Incorporation. Except as provided in Section 5 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until his term of office expires and until his successor is duly elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders of the Corporation.

      Section 3. Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

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      Section 4. Removal. Except as otherwise provided by law or by the Articles of Incorporation, any director or the entire Board of Directors may be removed from office only for cause, at any time by the holders of seventy-five percent of the voting power of all of the shares of the Corporation entitled to vote for the election of directors, voting together as a single class.

      Section 5. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class or classes to which they have been elected expires and until their successors are duly elected and qualified, or until their earlier resignation or removal.

      Section 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Kansas. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. The first meeting of the Board of Directors following the annual meeting of the stockholders shall be held without notice immediately after and at the same place as the annual meeting of the stockholders. Special meetings of the Board of Directors may be called by the President, Secretary or by any director. Written notice thereof stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or an Assistant Secretary or by the person calling the meeting to each director not less than forty-eight (48) hours before the date of the meeting.

      Section 7. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, at any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 8. Action Without a Meeting. Except as otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee.

      Section 9. Meeting by Means of Telecommunications. Except as otherwise provided by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

      Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors fixed in the manner provided by these By-Laws, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members

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thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

      Section 11. Compensation. As fixed by resolution passed by a majority of the total number of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 12. Nomination of Directors. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. Persons nominated by a stockholder of the Corporation shall only be eligible for election as directors of the Corporation if such persons are nominated in accordance with the following procedures.

      In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

      To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than one hundred twenty (120) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

      To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy

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statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

      No person nominated by a stockholder of the Corporation shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE IV
                                    OFFICERS

      Section 1. Enumeration and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may from time to time also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Except as otherwise provided by law or by the Articles of Incorporation, the same person may hold at the same time any number of offices. The officers of the Corporation need not be stockholders of the Corporation and, except in the case of the Chairman of the Board of Directors, need not be directors of the Corporation.

      Section 2. Elections and Term. The Board of Directors at its first meeting held after each annual meeting of the stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.

      Section 3. Resignations. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

      Section 4. Removal. Except as otherwise provided by law, any officer may be removed, with or without cause, at any time by vote of a majority of the total number of directors.

      Section 5. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

      Section 6. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the Chief Executive Officer of the Corporation and, if present, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

      Section 7. President. The President shall have, subject to the control of the Board of Directors and the Chairman of the Board, if there be one, general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President

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shall execute all bonds, mortgages, contracts and other instruments of the
Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors.

      Section 8. Vice Presidents. If there be no Chairman of the Board of Directors, at the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President or Vice Presidents, as designated by the Board of Directors, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, at the President's request, absence, or inability or refusal to act, shall perform all the duties of the President. When so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President.

      Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for the standing committees when required. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, the Chairman of the Board of Directors if there be one, and to the Board of Directors either at its regular meetings or when it so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      Section 11. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors if there be one, the President, any Vice President if there be one, or the Secretary. In the absence of the Secretary or in the event of his disability or refusal to act, Assistant Secretaries shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

      Section 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors if there be one, the President, any Vice President if there be one, or the Treasurer. In the absence of the Treasurer or in the event of his disability or refusal to act, Assistant Treasurers shall perform the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer.

      Section 13. Other Duties and Powers. Each officer, in addition to the duties and powers specifically set forth by these By-Laws, shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

      Section 14. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of

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Directors. The Board of Directors may delegate to any other officer of the
Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V
                                      STOCK

      Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

      Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

      Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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                                   ARTICLE VI
                                     NOTICES

      Section 1. Notices. Whenever written notice is required by law, the Articles of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or facsimile transmission.

      Section 2. Waiver of Notice. Whenever any notice is required by law, the Articles of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

      Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Kansas". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation,

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and, with respect to any criminal action or, proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

      Section 4. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Kansas for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this
Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

      Section 5. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

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      Section 6. Non-exclusivity of Indemnification and Advancement of Expenses.
The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Kansas General Corporation Code or otherwise.

      Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

      Section 8. Meaning of "Corporation" for Purposes of Article VIII. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      Section 9. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IX
                                   AMENDMENTS

      Section 1. These By-Laws may be amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders of the Corporation; provided, however, that notice of such amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders. All such amendments must be approved by the holders of a majority of the outstanding capital stock entitled to vote thereon. If authorized by the Articles of Incorporation, these By-Laws may also be amended or repealed, in whole or in part, or new By-Laws may be adopted, by the Board of Directors, except with respect to any provision hereof which by law, the Articles of Incorporation or these By-Laws requires action by the stockholders.




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